Exhibit 99.1

EPL Announces Two Exploratory Successes and Schedules Call to Discuss Third Quarter 2006 Results

EPL to Present at Merrill Lynch Global Energy Conference

New Orleans, Louisiana, October 26, 2006…Energy Partners, Ltd. (“EPL” or “the Company”) (NYSE:EPL) today announced two exploratory successes on the Gulf of Mexico Shelf and provided an update on current drilling operations. For the year to date, the Company has drilled a total of sixteen discoveries out of twenty-one exploratory tests in the Gulf of Mexico and onshore in the Gulf Coast region, including two discoveries in the deepwater Gulf of Mexico, for a success rate of 76% to date. The Company scheduled its third quarter conference call for November 6, 2006 at 8:30 A.M. central time, and also announced it is scheduled to present at the Merrill Lynch Global Energy Conference on November 1, 2006 in New York, NY.

Recent Exploratory Successes and Current Operations

The Company announced two recent exploratory successes on the Shelf, one located in Vermilion 101 and the other in West Cameron 98. At Vermilion 101, the #1 well was drilled to a total depth of 10,363 feet and encountered apparent high quality natural gas pay in a single interval. The well, which was moderate risk, moderate potential, is expected to be on line by the end of the fourth quarter of 2006. EPL, the operator, holds a 75% working interest in the well. The Company is scheduled to drill an additional exploratory well in a nearby block before the end of this year. The Company also announced an exploratory success in the West Cameron 98 #A3st well. The well was drilled to a total depth of 13,465 feet and encountered apparent high quality natural gas pay in a single exploratory interval before drilling deeper to a development sand. The #A3st well is expected to be on line in November of 2006. EPL, the operator, holds a 100% working interest in the well.

The Company is currently drilling two exploratory wells, Raton South, a moderate risk, high potential deepwater exploration well in Mississippi Canyon 292 and Four Rivers, a moderate risk, moderate potential onshore well in Cameron Parish. The Company plans to commence eight additional exploratory tests before the end of year.

3rd Quarter Earnings Conference Call Information

EPL also announced it will host a conference call to review third quarter 2006 results on November 6, 2006 at 8:30 A.M. central time. The Company will issue a press release on the same morning before the call covering results for the quarter. On the call, management will discuss operational and financial results and also provide an update on guidance for the balance of 2006.
To participate in the EPL conference call, callers in the United States and Canada can dial (877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 9607657.

The call will be available for replay beginning two hours after the call is completed through midnight of November 11, 2005. For callers in the United States and Canada, the toll-free number for the replay is (800) 642-1687. For international callers the number is (706) 645-9291. The Conference I.D. for all callers to access the replay is 9607657.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.eplweb.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site. The call will also be available through the CCBN Investor Network.

Upcoming Merrill Lynch Global Conference Information

EPL is scheduled to present at the Merrill Lynch Global Energy Conference on Wednesday, November 1, 2006 at 9:40 A.M. eastern time in New York, NY. Richard A. Bachmann, EPL's Chairman and CEO, will provide a financial and operational overview on the Company during the presentation. A copy of the presentation handout will be available for download on the Company's web site, www.eplweb.com, in the Investor Relations section.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward-Looking Statements

This press release contains forward-looking information regarding EPL that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

• reserve and production estimates,
• oil and gas prices,
• the impact of derivative positions,
• production expense estimates,
• cash flow estimates,
• future financial performance,
• planned capital expenditures,
• the completion of any transaction; and

-- other matters that are discussed in EPL's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL HAS FILED A PRELIMINARY CONSENT REVOCATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IN RESPONSE TO WOODSIDE AND ATS' CONSENT SOLICITATION TO REMOVE EPL'S BOARD OF DIRECTORS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE CONSENT REVOCATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, THE ATS OFFER AND THE CONSENT SOLICITATION. A DEFINITIVE CONSENT REVOCATION STATEMENT WILL BE SENT TO SECURITY HOLDERS OF EPL SEEKING REVOCATION OF ANY CONSENTS GIVEN TO ATS OR WOODSIDE.

The documents filed with the SEC by EPL may be obtained free of charge from EPL's website at www.eplweb.com or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. Investors and security holders are urged to read the consent revocation statement and the other relevant materials when they become available before making any decision with respect to the consent solicitation.

EPL and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL in opposition to the ATS consent solicitation. Information about the officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the consent solicitation is set forth in the preliminary consent revocation statement.

Contacts

Investors:
T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Steve Frankel (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

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